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Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 3 to Registration Statement on Form S-1 No. 333-198986 of our report dated September 23, 2014 (January 16, 2015 as to Note 3) relating to the Statements of Cash Receipts from Included Contracts Subject to the Brand Agreement between Fantex, Inc. and Alshon Jeffery and his affiliate Ben and Jeffery Inc. dated September 18, 2014, for the years ended December 31, 2013 and 2012 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statements) and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
San Francisco, CA
January 16, 2015

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  Exhibit 23.7
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM